As filed with the Securities and Exchange Commission on June 25, 2026

Registration No. 333-251570

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8 Registration Statement Under the Securities Act of 1933

LIBERTY BROADBAND CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-1211994 (I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

GCI 401(k) Plan

(Full title of the plan)

Renee L. Wilm

Chief Legal Officer and Chief Administrative Officer

Liberty Broadband Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

(720) 875-5700

Copies to:

Robin Melman

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

(212) 819-8200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Liberty Broadband Corporation, a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-8, originally filed on December 22, 2020 (the “Original Form S-8”), to deregister certain securities under the GCI 401(k) Plan and thus enable the GCI 401(k) Plan to file a Form 15 suspending its duty to file reports under the Securities Exchange Act of 1934, as amended, including on Form 11-K. The securities being deregistered by this Amendment include all shares of the Company’s Series C Common Stock, par value $0.01 per share (the “Series C Common Stock”), under, and all plan interests in, the GCI 401(k) Plan (the “Plan Interests”), which remain unsold as of the date hereof. Following the divestiture of the Company’s GCI business, the fund consisting of the Company’s Series C Common Stock ceased to be an investment option under the GCI 401(k) Plan effective during the plan’s fiscal year ended December 31, 2025. Accordingly, no further offers or sales of shares of the Company’s Series C Common Stock under the GCI 401(k) Plan or any Plan Interests related thereto are required to be registered under the Original Form S-8.

The Original Registration Statement remains in effect with respect to the other securities registered thereunder, the offering of which has not yet terminated and that otherwise remain unsold.

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney of Certain Officers and Directors (incorporated by reference to Exhibit 24.1 to the Original Form S-8).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 25, 2026.

LIBERTY BROADBAND CORPORATION

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin E. Patterson	President and Chief Executive Officer	June 25, 2026
Martin E. Patterson	(Principal Executive Officer)

*	Principal Financial Officer and Chief
Brian J. Wendling	Accounting Officer (Principal Financial Officer	June 25, 2026
and Principal Accounting Officer)

*	Chairman of the Board	June 25, 2026
John C. Malone

/s/ Derek Chang	Director	June 25, 2026
Derek Chang

*	Director	June 25, 2026
Gregg L. Engles

*	Director	June 25, 2026
Julie D. Frist

*	Director	June 25, 2026
Richard R. Green

*	Director	June 25, 2026
Sue Ann R. Hamilton

*	Director	June 25, 2026
J. David Wargo

*	Director	June 25, 2026
John E. Welsh III

* Pursuant to Power of Attorney:

/s/ Renee L. Wilm	Chief Legal Officer and	June 25, 2026
Renee L. Wilm	Chief Administrative Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees of (or other persons who administer) the GCI 401(k) Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 25, 2026.

GCI 401(K) PLAN

By:	/s/ Peter Pounds
Name:	Peter Pounds
Title:	Plan Committee Member

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